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                                                                      EXHIBIT 15
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June 14, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 20, 2002 on our review of interim financial information of Limited Brands, Inc. (the "Company") as of and for the period ended May 4, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 33-44041, 33-18533, 33-49871, 333-04927, 333-04941) and on Form S-3 (Registration Nos. 33-43832 and 33-53366).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio